Exhibit 99.1

Schrödinger Reports First Quarter 2021 Financial Results and Provides Company Update

First quarter total revenue of $32.1 million, up 23 percent year-over-year; Software revenue of $26.3 million, up 11 percent year-over-year

Expanded agreement with AstraZeneca; New agreement with NVIDIA

Development candidate selected for MALT1 inhibitor program; Internal pipeline progressing with plans to submit up to three investigational new drug applications to the FDA in 2022

Company maintains full-year 2021 financial outlook

New York, May 11, 2021 – Schrödinger, Inc. (Nasdaq: SDGR), whose physics-based software platform is transforming the way therapeutics and materials are discovered, today announced financial results for the quarter ended March 31, 2021, and provided an update on the company.

“We had strong execution across multiple facets of our business during the quarter,” stated Ramy Farid, Ph.D., chief executive officer at Schrödinger. “We are continuing to advance our internal drug discovery pipeline and recently selected a development candidate for our MALT1 inhibitor program. Progress on our internal programs, coupled with our collaborators’ successes with molecules we’ve helped discover, are powerful examples that our platform and approach generates high-quality development candidates. We look forward to seeing the full impact of our technology as pharmaceutical, biotechnology and materials companies adopt our platform on a larger scale.”

Today the company announced an expanded collaboration with AstraZeneca to deploy Schrödinger’s computational platform to help accelerate drug discovery. The collaboration is an expansion of the agreement announced in September 2019, which was a pilot project across an initial small number of programs. Under the expanded agreement, AstraZeneca will fully deploy Schrödinger’s platform across all its structurally-enabled small molecule discovery programs.

First Quarter 2021 Financial Results

●	Revenue was $32.1 million for the first quarter of 2021, a 23 percent increase compared to the first quarter of 2020.
●	Software revenue was $26.3 million for the first quarter of 2021, an 11 percent increase compared to the first quarter of 2020.
●	Drug discovery revenue was $5.8 million for the first quarter of 2021, compared to $2.4 million in the first quarter of 2020.
●

Gross profit was $16.2 million in the first quarter of 2021, up three percent over the first quarter in 2020. Software gross margin was 78 percent in the first quarter of 2021, compared to 83 percent for the same period in the prior year.

●	Operating expenses for the first quarter of 2021 were $40.1 million, compared to $27.4 million in the first quarter of 2020.

●

Other income, which included losses on equity investments, changes in fair value of such investments and interest income, was $23.5 million in the first quarter of 2021 compared to a loss of $2.4 million for the first quarter of 2020. Other income for the first quarter of 2021 included a $24.8 million non-cash gain from the change in fair value of Schrödinger’s equity stake in Morphic Therapeutic. Additionally, in the first quarter of 2021, Schrödinger sold its equity stake in Relay Therapeutics, Inc. for cash proceeds of $15.7 million, which resulted in a non-cash loss of $1.8 million as a result of the fair value based on the share price of the Relay Therapeutics common stock at the sales date.

●	Net loss, after adjusting for non-controlling interests, was $0.0 million for the first quarter of 2021, compared to a net loss of $13.8 million in the first quarter of 2020.

Recent Business Highlights

Continued revenue growth and strategic execution

●

Reported 23 percent total revenue growth in the first quarter of 2021, driven by significant increase in drug discovery revenue in addition to continued uptake of Schrödinger’s core technologies including FEP+ and its enterprise solution, LiveDesign, as well as growth in new customers.

●	Ended the first quarter of 2021 with cash, cash equivalents, restricted cash and marketable securities of $649.0 million, compared to $643.2 million as of December 31, 2020.

Progressed internal pipeline

●

Selected a development candidate for the company’s MALT1 inhibitor program. Targeting MALT1 is emerging as a potential therapeutic strategy to treat certain relapsed or resistant B-cell lymphomas and chronic lymphocytic leukemia.

●

Continued to advance multiple programs toward IND-enabling studies; subject to completion of the preclinical data packages, the company expects to submit up to three IND applications in 2022, with the first submission to the FDA expected in the first half of next year.

●

Presented preclinical data on the company’s CDC7 inhibitor program at the American Association for Cancer Research (AACR) Annual Virtual Meeting. The data showed that Schrödinger’s picomolar CDC7 inhibitors were highly selective and inhibited tumor cell growth alone and in combination with several approved and investigational cancer treatments.

●	Advanced discovery efforts to allow addition of new programs to the company’s internal pipeline in 2021.

Continued investment in Schrödinger’s computational platform

●

Formed a strategic partnership with NVIDIA to further optimize Schrödinger’s software platform for the NVIDIA DGX SuperPODTM, an enterprise system that can be scaled to enable any organization to reach supercomputing speed and power. Optimizing Schrödinger’s platform for the NVIDIA GPU framework is designed to give customers access to an all-in-one supercomputing solution for in silico drug and materials discovery.

●

Further expanded the domain of applicability for Schrödinger’s software platform. Recently published research provided rationale for applying Schrödinger’s free energy calculation technology, FEP+, to ion channels using structures generated by cryo-electron microscopy (cryo-EM). The company’s scientists also published research describing a highly accurate method to predict the binding modes of small molecule inhibitors binding to protein targets with flexible binding sites, which have historically been challenging targets for structure-based drug design. Additionally, Schrödinger scientists co-authored a white paper describing how recent advances in protein production and cryo-EM can rapidly facilitate the structural enablement of drug targets.

Full-Year 2021 Financial Outlook

As of May 11, 2021, Schrödinger continues to expect total revenue to range from $124 million to $142 million, with software revenue expected to range from $102 million to $110 million and drug discovery revenue expected to range from $22 million to $32 million for the fiscal year ending December 31, 2021. Additional details are as follows:

●	Software revenue growth is expected to be higher in the second half of the year with the majority of second half growth in the fourth quarter of 2021.
●	Drug discovery revenue is expected to be highly variable quarter to quarter based on the timing of potential milestones related to collaborative agreements.
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Schrödinger continues to aggressively fund R&D to advance its technology and drug discovery pipeline. The company expects operating expense growth to be higher than the 42% annual growth rate reported in 2020 and expects software gross margin to be lower than the 81% reported in 2020.

Webcast and Conference Call Information

Schrödinger will host a conference call to discuss its first quarter financial results on Tuesday, May 11, 2021, at 8:30 a.m. ET. The conference call can be accessed live by dialing (833) 727-9520 (domestic) or +1 (830) 213-7697 (international) and referring to conference ID 3297222. The webcast can also be accessed under “News & Events” in the investors section of Schrödinger’s website, https://ir.schrodinger.com/news-and-events/event-calendar. The archived webcast will be available on Schrödinger’s website following the event.

About Schrödinger

Schrödinger is transforming the way therapeutics and materials are discovered. Schrödinger has pioneered a physics-based software platform that enables discovery of high-quality, novel molecules for drug development and materials applications more rapidly and at lower cost compared to traditional methods. The software platform is used by biopharmaceutical and industrial companies, academic institutions, and government laboratories around the world. Schrödinger’s multidisciplinary drug discovery team also leverages the software platform to advance collaborative programs and its own pipeline of novel therapeutics to address unmet medical needs.

Founded in 1990, Schrödinger has over 450 employees and is engaged with customers and collaborators in more than 70 countries. To learn more visit www.schrodinger.com and follow us on LinkedIn and Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 including, but not limited to those regarding Schrödinger’s expectations about the speed and capacity of its computational platform, the company’s financial outlook for the fiscal year ending December 31, 2021, the company’s plans to continue to invest in research and its strategic plans to accelerate the growth of its software business and advance its collaborative and internal drug discovery programs, the company’s ability to improve and advance the science underlying its platform, including through the use of new technologies, the potential expansion of the domain of applicability of the company’s platform, the company’s ability to recognize potential benefits from its strategic partnerships, the clinical potential and favorable properties of the company’s CDC7, MALT1, and Wee1 inhibitors, as well as the potential for its inhibitor programs to be used in combination with existing therapies, the timing of potential IND applications for its internal drug discovery programs, the ability to realize potential milestones, royalties or other payments under its collaborations, as well as the company’s expectations related to the use of its cash, cash equivalents and marketable securities. Statements including words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and statements in the future tense are forward-looking statements. These forward-looking statements reflect Schrödinger’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the company and on assumptions the company has made. Actual results may differ materially from those described in these forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond Schrödinger’s control, including the demand for its software solutions, the ability to further develop its computational platform, the reliance upon third-party providers of cloud-based infrastructure to host its software solutions, the reliance upon its third-party drug discovery collaborators, the uncertainties inherent in drug development and commercialization, such as the conduct of research activities and the timing of and its ability to initiate and complete preclinical studies and clinical trials, whether results from preclinical studies will be predictive of the results of later preclinical studies and clinical trials, uncertainties associated with the regulatory review of clinical trials and applications for marketing approvals, the ability to retain and hire key personnel and the direct and indirect impacts of the ongoing COVID-19 pandemic on its business and other risks detailed under the caption “Risk Factors” and elsewhere in the company’s Securities and Exchange Commission filings and reports, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the Securities and Exchange Commission on May 11, 2021, as well as future filings and reports by Schrödinger. Any forward-looking statements contained in this press release speak only as of the date hereof. Except as required by law, the company undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events, changes in expectations or otherwise.

Contacts:

Jaren Irene Madden

Schrödinger, Inc.

jaren.madden@schrodinger.com

617-286-6264

Stephanie Simon (media)

Ten Bridge Communications

617-581-9333

Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except for share and per share amounts)

	Three Months Ended March 31,
	2021	2020
Revenues:
Software products and services	$26,340	$23,812
Drug discovery	5,787	2,362
Total revenues	32,127	26,174
Cost of revenues:
Software products and services	5,906	4,001
Drug discovery	10,057	6,548
Total cost of revenues	15,963	10,549
Gross profit	16,164	15,625
Operating expenses:
Research and development	21,448	13,700
Sales and marketing	5,239	4,789
General and administrative	13,389	8,936
Total operating expenses	40,076	27,425
Loss from operations	(23,912)	(11,800)
Other (expense) income:
Loss on equity investments	(1,781)	—
Change in fair value	24,824	(3,079)
Interest income	420	699
Total other income (expense)	23,463	(2,380)
Loss before income taxes	(449)	(14,180)
Income tax expense	74	91
Net loss	(523)	(14,271)
Net loss attributable to noncontrolling interest	(494)	(445)
Net loss attributable to Schrödinger common and limited common stockholders	$(29)	$(13,826)
Net loss per share attributable to Schrödinger common and limited common stockholders, basic and diluted:	$—	$(0.34)
Weighted average shares used to compute net loss per share attributable to Schrödinger common and limited common stockholders, basic and diluted:	70,071,625	40,666,970

Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except for share and per share amounts)

Assets	March 31, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$133,122	$202,296
Restricted cash	500	500
Marketable securities	515,372	440,395
Accounts receivable, net of allowance for doubtful accounts of $60 and $60	11,270	31,423
Unbilled and other receivables, net for allowance for unbilled receivables of $20 and $0	7,020	3,955
Prepaid expenses	7,954	4,409
Total current assets	675,238	682,978
Property and equipment, net	4,799	5,140
Equity investments	52,931	45,664
Right of use assets	8,865	10,129
Other assets	2,356	2,352
Total assets	$744,189	$746,263
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,220	$8,398
Accrued payroll, taxes, and benefits	10,345	12,000
Deferred revenue	40,759	45,403
Lease liabilities	3,576	4,543
Other accrued liabilities	5,721	2,861
Total current liabilities	67,621	73,205
Deferred revenue, long-term	37,356	41,164
Lease liabilities, long-term	6,836	7,221
Other liabilities, long-term	600	654
Total liabilities	112,413	122,244
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value. Authorized 500,000,000 shares; 61,300,675 and 60,713,534 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	613	607
Limited common stock, $0.01 par value. Authorized 100,000,000 shares; 9,164,193 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	92	92
Preferred stock, $0.01 par value. Authorized 10,000,000 shares; zero shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	760,574	752,558
Accumulated deficit	(129,588)	(129,559)
Accumulated other comprehensive income	77	317
Total stockholders’ equity of Schrödinger stockholders	631,768	624,015
Noncontrolling interest	8	4
Total stockholders’ equity	631,776	624,019
Total liabilities and stockholders’ equity	$744,189	$746,263

Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(523)	$(14,271)
Adjustments to reconcile net loss to net cash used in
operating activities:
Loss on equity investments	1,781	—
Noncash revenue from equity investments	(5)	(46)
Fair value adjustments	(24,824)	3,079
Depreciation	887	877
Stock-based compensation	4,366	1,775
Noncash research and development expenses	498	435
Noncash investment accretion	1,955	83
Loss on disposal of property and equipment	19	—
Decrease (increase) in assets:
Accounts receivable, net	20,153	2,404
Unbilled and other receivables	(3,065)	5,154
Reduction in the carrying amount of right of use assets	1,264	1,299
Prepaid expenses and other assets	(3,549)	(1,106)
Increase (decrease) in liabilities:
Accounts payable	(1,230)	2,110
Accrued payroll, taxes, and benefits	(1,655)	(2,289)
Deferred revenue	(8,447)	(3,378)
Lease liabilities	(1,352)	(1,266)
Other accrued liabilities	2,806	(638)
Net cash used in operating activities	(10,921)	(5,778)
Cash flows from investing activities:
Purchases of property and equipment	(513)	(843)
Purchases of equity investments	—	(2,869)
Distribution from equity investment	40	—
Proceeds from sale of equity investments	15,735	—
Purchases of marketable securities	(143,671)	(127,109)
Proceeds from maturity of marketable securities	66,500	42,908
Net cash used in investing activities	(61,909)	(87,913)
Cash flows from financing activities:
Issuances of common stock upon initial public offering, net	—	212,277
Issuances of common stock upon stock option exercises	3,656	177
Net cash provided by financing activities	3,656	212,454
Net (decrease) increase in cash and cash equivalents and restricted cash	(69,174)	118,763
Cash and cash equivalents and restricted cash, beginning of period	202,796	26,486
Cash and cash equivalents and restricted cash, end of period	$133,622	$145,249

Supplemental disclosure of cash flow and noncash information
Cash paid for income taxes	$119	$64
Supplemental disclosure of non-cash investing and financing activities
Payment of deferred offering costs	—	786
Purchases of property and equipment	52	254
Acquisitions of right of use assets in exchange for lease obligations	—	1,778
Reclassification of deferred financing costs to additional paid in capital	—	1,858